Fourth Quarter and Full Year 2020 February 3, 2021 Exhibit 99.2

IMPORTANT INFORMATION 2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our "SEC filings"). Among the factors that could cause the forward-looking statements in this presentation and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the adverse impact of COVID-19 on our business, financial condition, liquidity and results of operations; (b) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (c) adverse economic conditions in the United States and worldwide may negatively impact our results; (d) a reduction in our access to funding; (e) significant risks we face implementing our growth strategy, some of which are outside our control; (f) unexpected costs and delays in connection with exiting our personal lending business; (g) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (h) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (i) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (j) loss of our key management or other personnel, or an inability to attract such management and personnel; (k) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (l) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

2020 Earnings Highlights

Despite COVID-19 challenges, SC produced positive operating results while strengthening the balance sheet entering 2021

Results

- Net income of $911 million in FY 2020 and $521 million in Q4 2020
- Total auto originations of $30.6 billion in 2020, down 2% versus prior year
- Through Santander Bank, originated $5.4 billion in auto loans in 2020

Credit Performance

- Early stage delinquency ratio of 6.0%, down 370 bps YoY
- Late stage delinquency ratio of 3.1%, down 200 bps YoY
- Gross charge-off ratio of 10.8%, down 700 bps FYoFY
- Net charge-off ratio of 4.4%, down 340 bps FYoFY

Liquidity & Capital

- Returned nearly $1 billion in capital to shareholders in 2020
- Issued $11.0 billion in asset backed securities “ABS” in 2020
- CET1 Ratio of 14.6%

COVID-19 Response

- Customers – Provided relief to ~700,000 unique customer accounts in 2020
- Employees – Executed work from home strategy, provided emergency leave pay and premium compensation to frontline employees
- Dealers – Relief programs for floorplan dealers through Santander Bank, N.A.
- Communities – Donated $3 million to organizations serving vulnerable populations hardest hit by the crisis

Santander Consumer USA
3

07 08 09 10 11 12 13 14 15 16 17 18 19 20 Dec Dec Dec Dec Dec Dec Dec Dec Dec Dec Dec Dec Dec Dec -31.4% 33.4% -2.8% -0.2% 2.7% 1.7% 1.3% 2.5% 2.5% 2.0% 1.9% 2.9% 2.2% 2.1% 4.0% 38.0 52.9 52.5 64.5 65.1 78.1 92.6 96.5 113.7 122.1 128.1 126.5 88.6 14.7% 7.3% 9.9% 9.3% 8.5% 7.9% 6.7% 5.6% 5.0% 4.7% 4.1% 3.9% 3.5% 6.7% 4 Economic Indicators Consumer Confidence1 U.S. Unemployment Statistics2 U.S. GDP QoQ Change3 Consumer confidence index remains low due to the economic impact of the pandemic Unemployment rate of 6.7% in December decreased from 14.7% in April when the impact of stay-at-home orders were more severe US GDP increased 4% in Q4 2020 vs. Q3 2020, as the economy continued to recover from sharp declines earlier in the year due to the pandemic 1 The Conference Board’s consumer confidence index, monthly data as of December 31, 2020 2 U.S. Bureau of Labor Statistics, monthly data as of December 31, 2020 3 U.S. Bureau of Economic (BEA) Analysis, quarterly data as of December 31, 2020. Q4 2020 reported as an "advance" estimate by BEA.

17.3 17.2 17.1 16.6 11.4 13.0 17.0 16.3 39.2 39.8 39.8 40.0 32.0 36.0 38.0 38.0 136.0 140.5 139.9 141.1 141.9 149.3 161.2 161.1 118.4 122.0 121.8 117.9 121.6 126.8 139.5 135.1 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 5 Auto Industry Overview Used Vehicle Price Indices3 Used Vehicle SAAR2 Used vehicle prices declined from record levels but remain elevated Used auto sales of 38.0M, flat QoQ 1 U.S. Bureau of Economic Analysis, Light Weight Vehicle Sales: Autos and Light Trucks, monthly data as of December 31, 2020 2 Cox Automotive, 13-Month Rolling Used-Vehicle SAAR, monthly data as of December 31, 2020 3 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; JD Power Used-Vehicle Price Index (not seasonally adjusted), both monthly, quarter end JDP Manheim New Vehicle SAAR1 Auto sales of 16.3M, down 4% QoQ, but exceeded expectations for the full year during the height of the pandemic

6 Quarterly and Full Year Originations 1 Approximate FICOs 2 Includes nominal capital lease originations 3 4 Includes SBNA Originations Asset Sales and SBNA Originations remain off of SC’s balance sheet in the Service For Others portfolio Three Months Ended Twelve Months Ended ($ in Millions) Q4 2020 Q4 2019 FY 2020 FY 2019 QoPYQ FYoFY Total Core Retail Auto 2,482$ 2,427$ 9,612$ 10,033$ 2% (4%) Chrysler Capital Loans (<640) 1 1,141 1,313 4,815 5,617 (13%) (14%) Chrysler Capital Loans (≥640) 1 1,863 1,935 9,335 7,146 (4%) 31% Total Chrysler Capital Retail 3,004 3,248 14,150 12,763 (8%) 11% Total Leases 2 1,960 1,816 6,832 8,538 8% (20%) Total Auto Originations 3 7,446$ 7,491$ 30,594$ 31,334$ (1%) (2%) Asset Sales 4 -$ - 1,149 - NA NM SBNA Originations 4 1,531$ 1,895$ 5,437$ 6,960$ (19%) (22%) % Variance

Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YoY 22% 22% 45% 125% 79% 45% 23% 6% 23% 5% -4% -11% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YoY -7% -13% -12% -40% -24% -5% -11% -19% 2% -15% -10% -14% $0 $100 $200 $300 $400 $500 $600 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YoY 14% 17% -18% -73% -64% -48% -26% -21% 0% -7% 17% 15% $0 $200 $400 $600 $800 $1,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec YoY -4% -14% -17% -44% -8% 23% 8% -6% 13% 1% 2% 3% $0 $200 $400 $600 $800 $1,000 $1,200 1 Approximate FICOs 7 2020 Monthly Originations Core Retail Auto ($ in Millions) Chrysler Lease ($ in Millions) 2019 2020 Chrysler Capital Loans, <6401 ($ in Millions) Chrysler Capital Loans, ≥6401 ($ in Millions) 1

31.9% 32.5% 28.0% 33.8% 33.6% 4Q19 3Q20 4Q20 FY'19 FY'20 543 507 499 2,204 1,821 4Q19 3Q20 4Q20 FY'19 FY'20 8 Fiat Chrysler (FCA) Relationship FCA Sales1 (units in ‘000s) Chrysler Penetration Rate2 SC continues to partner with FCA to drive sales • Support both retail and lease incentives • Penetration rate normalizing following extensive APR incentive offers due to COVID-19 1 FCA filings; sales as reported on 01/05/2021 2 Auto loans and leases financed by Chrysler Capital

85% 85% 85% 83% 86% 15% 15% 15% 17% 14% $10,414 $10,331 $11,211 $11,511 $11,563 4Q19 1Q20 2Q20 3Q20 4Q20 Related Party 3rd Party 9 Serviced for Others (SFO) Platform Serviced for others balance growth driven by prime originations through FCA and the SBNA program Successfully converted one external portfolio on to our platform and added a new SFO partner in 2020 Serviced for Others Balances, End of Period ($ in Millions)

1.1 1.5 0.6 $1.7 $1.5 Q3 2020 Q4 2020 Asset Sales SBNA Originations 11.2 10.8 2.5 2.5 0.5 0.5 $14.2 $13.8 Q3 2020 Q4 2020 Revolving Contingent Term 2.8 4.2 9.3 7.8 $12.1 $12.0 Q3 2020 Q4 2020 Revolving Unused Used $8.6 $7.2 Q3 2020 Q4 2020 Amortizing$18.8 $18.9 Q3 2020 Q4 2020 ► $2.7B of new issuance in Q4: 1 SDART, 1 SRT Total unutilized capacity of approximately $11 billion at the end of Q4 2020 Diversified Funding and Liquidity Asset-Backed Securities1 ($ in Billions) Financings ($ in Billions) Santander2 ($ in Billions) Asset Sales ($ in Billions) ► 65% unused capacity on warehouse lines from 12 lenders ► $3.0B in unutilized revolving and contingent liquidity ► In Q3 off-balance sheet securitization of $636M 1 2 1 Total outstanding as of December 31, 2020 2 Total commitment as of December 31, 2020 10

11 Q4 2020 Financial Results Three Months Ended (Unaudited, Dollars in Thousands, except per share) December 31, 2020 September 30, 2020 December 31, 2019 Interest on finance receivables and loans $1,315,290 $1,300,694 $1,262,266 Net leased vehicle income 293,143 257,984 214,693 Other finance and interest income 1,508 2,146 10,624 Interest expense 274,400 292,118 332,171 Net finance and other interest income $1,335,541 $1,268,706 $1,155,412 Credit Loss Expense 254,129 340,548 545,345 Profit sharing 64,518 30,414 14,293 Total other income (15,367) 28,509 (64,023) Total operating expenses 318,307 263,662 309,475 Income before tax $683,220 662,591 $222,276 Income tax expense 161,760 172,476 76,214 Net income $521,460 $490,115 $146,062 Diluted EPS ($) $1.70 $1.58 $0.43 Average total assets $48,678,394 $47,979,008 $47,875,073 Average managed assets $63,600,301 $62,662,686 $58,909,208

12 FY 2020 Financial Results Twelve Months Ended (Unaudited, Dollars in Thousands, except per share) December 31, 2020 December 31, 2019 YoY Interest on finance receivables and loans $5,126,403 $5,049,966 2% Net leased vehicle income 872,882 902,137 (3%) Other finance and interest income 13,862 42,234 (67%) Interest expense 1,204,335 1,331,804 (10%) Net finance and other interest income $4,808,812 $4,662,533 3% Credit Loss Expense 2,364,459 2,093,749 13% Profit sharing 120,757 52,731 129% Total other income 17,556 48,766 (64%) Total operating expenses 1,131,320 1,210,551 (7%) Income before tax 1,209,832 1,354,268 (11%) Income tax expense 298,921 359,898 (17%) Net income $910,911 $994,370 (8%) Diluted EPS ($) $2.87 $2.86 Flat Average total assets $47,851,921 $46,244,782 2% Average managed assets $61,870,533 $56,600,892 6%

13 Customer Relief Loan Deferrals * Approximate data from March 1, 2020 – December 31, 2020 1 Excludes deferrals with payments due in December 31, 2020 Since the beginning of the pandemic through the end of the fourth quarter, ~697,000 unique accounts received deferrals • 92% of unique accounts that received deferrals have had those deferrals expire • 71% of these accounts remain <30 days past due December 2020 Ending Deferral Status Units % of Accounts Balance (in '000s) Active 1 53,000 8% 1,070,000$ Expired and <30 DPD 441,000 63% 7,790,000$ Expired and >30 DPD 107,000 15% 1,850,000$ Paid Off (cumulative) 58,000 8% 820,000$ Charge Off (cumulative) 38,000 6% 700,000$ Unique Accounts Deferred 697,000 100% 12,230,000$

SC Recovery Rates1 (% of Gross Loss) Net Charge-off Rates2 14 Quarterly Delinquency & Loss Delinquency Ratios: 30-59 Days Delinquent, RICs, HFI Delinquency Ratios: >59 Days Delinquent, RICs, HFI Gross Charge-off Rates Late stage delinquencies decreased 200 bps YoY Gross charge-off rate decreased 740 bps YoY 1 Recovery Rate – Per the financial statements includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts 2 Net Charge-off rates on retail installment contracts, held for investment SC’s Q4 recovery rate of 64% as record wholesale prices at auction moderate and gross losses increased vs Q3 Net charge-off rate decreased 480 bps YoY Early stage delinquencies decreased 370 bps YoY COVID-19 hardship relief programs and strong payment rates led to lower delinquencies and charge- offs vs Q4 2019 8.3% 7.7% 6.0% 0.6% 3.5% Q4 2019 1Q 2020 2Q 2020 Q3 2020 Q4 2020 52.2% 50.1% 45.7% 91.4% 64.2% 17.3% 15.5% 11.1% 6.8% 9.9% 5.1% 4.6% 2.4% 2.4% 3.1% 9.7% 8.3% 4.3% 5.0% 6.0%

-3.0% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 11.3 8.7 5.8 6.1 6.1 7.0 8.0 7.5 8.6 8.6 7.3 8.7 2020 9.3 7.3 6.6 8.7 6.4 3.1 1.2 -1.4 1.9 2.1 3.7 4.8 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 49.0 54.6 66.1 62.5 62.4 56.0 55.2 59.2 53.2 52.9 57.5 46.2 2020 46.0 53.0 52.1 32.1 49.1 62.1 81.7 126.1 76.4 78.2 60.5 54.8 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 22.3 19.1 17.0 16.1 16.1 15.8 17.9 18.4 18.5 18.3 17.1 16.1 2020 17.2 15.6 13.7 12.9 12.6 8.1 6.7 5.5 7.9 9.5 9.5 10.7 15 Loss and Recovery Ratios (Annualized) Gross Charge-off Ratio (%) Recovery Rates (% of Gross Loss) Net Charge-off Ratio (%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 2019 2020

16 Loss Detail Net Charge-off Walk, ($ in Millions) Net charge-offs for RICs decreased to $296M, down $322M YoY $131M increase in losses due to higher loan balances and other items $337M decrease due to lower gross charge-off rate $116M decrease due to improved recovery performance $618 $296 $131 ($337) ($116) Q4 2019 Balance & Other Gross Loss Performance Recoveries Q4 2020

17 Allowance Walk (2020) Allowance for Credit Loss Walk (RICs, HFI 1 $ in Millions) 1 Allowance for credit loss related to retail installment contracts, held for investment $3,039 $2,102 $315 $5,456 $400 $5,856 $293 $6,149 ($42) $6,107 9.9% 16.5% 17.8% 19.2% 18.4% 18.5% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 4Q 2019 Ending Balance CECL Day 1 Build Build 1Q 2020 Ending Balance Build 2Q 2020 Ending Balance Build 3Q 2020 Ending Balance Release 4Q 2020 Ending Balance Allowance for Credit Loss Build/ (Release) Allowance Ratio Ending Q4 2020 allowance increased ~19% vs CECL day 1 balance and ~101% vs 2019 pre-CECL balance

618 593 461 46 296 (73) 315 400 293 (42) $545 $908 $861 $339 $254 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Net Charge-offs Build Release $6,149 $6,107 $83 ($125) 3Q 2020 Portfolio & Economic Factors Balance 4Q 2020 18 Allowance Walk (Q4 2020) Q3 2020 to Q4 2020 Allowance for Credit Loss Walk (RICs, HFI 1 $ in Millions) Allowance for credit loss decreased by $42M QoQ $83M increase due to portfolio factors partially offset by improving macro variables $125M decrease due to lower balances Credit loss expense decreased to $254M YoY $291M decrease driven by lower net charge-offs Credit Loss Expense ($ in Millions) 1 Allowance for credit loss related to retail installment contracts, held for investment

19 Allowance Ratios Dollars in Millions (Unaudited) (Unaudited) (Estimated)1 (Audited) Allowance Ratios December 31, 2020 September 30, 2020 January 1, 2020 December 31, 2019 TDR Unpaid principal balance $3,945 $3,802 $3,859 $3,859 TDR Impairment $1,314 $1,249 ~$950 $915 TDR Allowance ratio 33.3% 32.8% ~24.6% 23.7% Non-TDR Unpaid principal balance $28,977 $29,667 $26,896 $26,896 Non-TDR Allowance $4,792 $4,900 ~$4,150 $2,124 Non-TDR Allowance ratio 16.5% 16.5% ~15.4% 7.9% Total Unpaid principal balance $32,922 $33,469 $30,755 $30,755 Total Allowance $6,107 $6,149 ~$5,100 $3,039 Total Allowance ratio 18.5% 18.4% ~16.5% 9.9% 1 Estimated as of December 31, 2019 TDR allowance ratio increased QoQ as delinquency and performance deteriorated Non-TDR allowance ratio stable due to continued strong payment rates Total allowance ratio relatively flat at 18.5%

20 Expense Management $309 $283 $267 $264 $318 2.1% 1.9% 1.7% 1.7% 2.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $- $50 $100 $150 $200 $250 $300 $350 $400 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Operating Expense Expense Ratio Operating Expenses ($ in Millions) Operating expenses increased $9M YoY due to salary and benefits expense Expense ratio stable YoY

Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Tier 1 common capital $7,193 $6,726 $6,574 $6,834 $7,341 Risk weighted assets $48,762 $48,830 $48,998 $49,883 $50,424 CET1 14.8% 13.8% 13.4% 13.7% 14.6% 14.8% 13.8% 13.4% 13.7% 14.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 21 CET1 Ratio SC maintains strong capital levels in addition to its loan loss reserves Under the Federal Reserve's interim policy, SC cannot pay a dividend in Q1 1 CET1 is calculated under Basel III regulations required as of January 1, 2015. Please see the appendix for further details related to CECL phase-in impact. 2 Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to .broad risk .categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's and the Bank's total Risk weighted assets Common Equity Tier 1 Capital Ratio 1 2

Appendix

10% 11% 7% 9% 10% 10% 11% 7% 8% 8% 21% 24% 15% 21% 22% 14% 15% 10% 14% 15% 45% 39% 61% 48% 45% $5,674 $4,927 $6,823 $6,525 $5,486 4Q19 1Q20 2Q20 3Q20 4Q20 No FICO <540 540-599 600-639 >640 2 23 Diversified Underwriting Across Full Credit Spectrum Originations by Credit (RICs)1 New/Used Originations 1 RIC; Retail Installment Contract 2 No FICO score obtained; Includes commercial loans. $25,706 $24,776 $28,820 $25,781 $26,584 Average Loan Balance in Dollars 61% 55% 66% 58% 55% 39% 45% 34% 42% 45% $5,674 $4,927 $6,823 $6,525 $5,486 4Q19 4Q19 2Q20 3Q20 4Q20 New Used

2 .4% 1 0 .0% 1 6 .9% 3 1 .9% 1 9 .0% 1 9 .8% 2 .5% 1 2 .4% 1 6 .7% 3 1 .9% 1 8 .9% 1 7 .5% 2 .6% 1 0 .1% 1 6 .7% 3 2 .6% 1 9 .2% 1 8 .8% 2 .5% 1 0 .1% 1 5 .3% 3 0 .8% 1 8 .3% 2 3 .0% 2 .6% 9 .8% 1 5 .3% 3 1 .7% 1 9 .0% 2 1 .6 % Commercial Unknown <540 540-599 600-639 >=640 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 24 Held for Investment Credit Trends Retail Installment Contracts1 1 Held for investment; excludes assets held for sale

Excluding Personal Lending Detail - Quarterly

Three Months Ended, (Unaudited, Dollars in Thousands)

	December 31, 2020			September 30, 2020			December 31, 2019		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,315,290	$ 82,199	$ 1,233,091	$ 1,300,694	$ 79,359	$ 1,221,335	$ 1,262,266	$ 87,842	$ 1,174,424
Net leased vehicle income	293,143	-	293,143	257,984	-	257,984	214,693	-	214,693
Other finance and interest income	1,508	-	1,508	2,146	-	2,146	10,624	-	10,624
Interest expense	274,401	10,564	263,837	292,118	10,286	281,832	332,171	10,423	321,748
Net finance and other interest income	$ 1,335,540	$ 71,635	$ 1,263,905	$ 1,268,706	$ 69,073	$ 1,199,633	$ 1,155,412	$ 77,419	$ 1,077,993
Provision for credit losses	$ 254,129	$ (17)	$ 254,146	$ 340,548	$ (23)	$ 340,571	$ 545,345	$ -	$ 545,345
Profit sharing	64,518	33,919	30,599	30,414	3,607	26,807	14,293	1,388	12,905
Investment gains (losses), net[1]	$ (120,593)	$ (113,938)	$ (6,655)	$ (68,989)	$ (56,598)	$ (12,391)	$ (168,406)	$ (169,534)	$ 1,128
Servicing fee income	17,444	-	17,444	18,574	-	18,574	21,079	-	21,079
Fees, commissions and other	87,782	44,624	43,158	78,924	40,140	38,784	83,304	47,063	36,241
Total other income	$ (15,367)	$ (69,314)	$ 53,947	$ 28,509	$ (16,458)	$ 44,967	$ (64,023)	$ (122,471)	$ 58,448
Average gross individually acquired retail installment contracts, held for investment and held for sale	$ 33,603,396	-		$ 30,768,423	-		$ 29,936,775	-	
Average gross personal loans	-	$ 1,272,542		-	$ 1,413,021		-	$ 1,364,877	
Average gross operating leases	$ 17,147,024	$ -		$ 17,735,640	$ -		$ 17,395,639	$ -	

Santander Consumer USA

1 The current period losses were primarily driven by $114 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, comprised of $55 million in customer default activity, and a $59 million increase in market discount, consistent with typical seasonal patterns

25

Excluding Personal Lending Detail – Full Year

Personal lending earned $67 million before operating expenses and taxes in FY 2020

Twelve Months Ended, (Unaudited, Dollars in Thousands)

	December 31, 2020			December 31, 2019		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 5,126,403	$ 338,907	$ 4,787,496	$ 5,049,966	$ 362,636	$ 4,687,330
Net leased vehicle income	872,882	-	872,882	902,137	-	902,137
Other finance and interest income	13,862	-	13,862	42,234	-	42,234
Interest expense	1,204,335	44,071	1,160,264	1,331,804	46,501	1,285,303
Net finance and other interest income	$ 4,808,812	$ 294,836	$ 4,513,976	$ 4,662,533	$ 316,135	$ 4,346,398
Provision for credit losses	$ 2,364,460	$ (40)	$ 2,364,500	$ 2,093,749	$ 1,139	$ 2,092,610
Profit sharing	120,757	44,019	76,738	52,731	(669)	53,400
Investment gains (losses), net[1]	$ (400,590)	$ (355,136)	$ (45,454)	$ (406,687)	$ (408,700)	$ 2,013
Servicing fee income	74,241	-	74,241	91,334	-	91,334
Fees, commissions and other	343,905	171,196	172,709	364,119	192,495	171,624
Total other income	$ 17,556	$ (183,940)	$ 201,496	$ 48,766	$ (216,205)	$ 264,971
Average gross individually acquired retail installment contracts, held for investment and held for sale	$ 32,097,458	-		$ 29,271,168	-	
Average gross personal loans	-	$ 1,315,317		-	$ 1,393,456	
Average gross operating leases	$ 17,381,408	$ -		$ 16,440,242	$ -	

Santander Consumer USA

1 The FY 2020 period losses were primarily driven by $355 million of lower of cost or market adjustments related to the held for sale personal lending portfolio, comprised of $333 million in customer default activity, and a $22 million increase in market discount

26

Reconciliation of Non-GAAP Measures

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	Three Months Ended (Unaudited, Dollars in Thousands)				
Total equity	$5,621,961	$5,094,812	$4,895,465	$5,146,103	$7,318,620
Deduct: Goodwill and intangibles	144,184	136,397	127,215	121,879	116,828
Tangible common equity	$5,477,777	$4,958,415	$4,768,250	$5,024,224	$7,201,792
Total assets	$48,887,493	$48,448,921	$47,268,695	$47,106,931	$48,933,529
Deduct: Goodwill and intangibles	144,184	136,397	127,215	121,879	116,828
Tangible assets	$48,743,309	$48,312,524	$47,141,480	$46,985,052	$48,816,701
Equity to assets ratio	11.5%	10.5%	10.4%	10.9%	15.0%
Tangible common equity to tangible assets	11.2%	10.3%	10.1%	10.7%	14.8%
Total equity	$5,621,961	$5,094,812	$4,895,465	$5,146,103	$7,318,620
Add: Adjustment due to CECL capital relief (c)	1,832,099	1,842,536	1,769,430	1,669,466	-
Deduct: Goodwill and other intangible assets, net of DTL	163,659	159,907	154,943	153,712	152,756
Deduct: Accumulated other comprehensive income, net	(50,566)	(56,882)	(63,705)	(63,655)	(26,693)
Tier 1 common capital (c)	$7,340,967	$6,834,323	$6,573,657	$6,725,512	$7,192,557
Risk weighted assets (a)	$50,424,476	$49,882,540	$48,997,902	$48,829,941	$48,761,825
Common Equity Tier 1 capital ratio	14.6%	13.7%	13.4%	13.8%	14.8%

a Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.

b CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.

c On January 1, 2020, we adopted ASU 2016-13, Financial Instruments-Credit Losses ("CECL"), which, upon adoption, resulted in a reduction to our opening retained earnings balance, net of income tax, and increase to the allowance for credit losses of approximately $2 billion. The U.S. banking agencies in December 2018 had approved a final rule to address the impact of CECL on regulatory capital by allowing banking organizations, including the Company, the option to phase in the day-one impact of CECL until the first quarter of 2023. In March 2020, the U.S. banking agencies issued an interim final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL's effect on regulatory capital, relative to the incurred loss methodology's effect on regulatory capital, followed by a three-year transition period. The Company is electing this alternative option instead of the one described in the December 2018 rule.

Santander Consumer USA

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